FOR IMMEDIATE RELEASE
Investor Contact:
Soohwan Kim, CFA
(858) 503-3368
ir@maxwell.com
Maxwell Announces Full $6.0 Million Exercise of Convertible Notes Over-Allotment Option

SAN DIEGO - October 12, 2017 - Maxwell Technologies, Inc. (NASDAQ: MXWL) (“Maxwell”), a leading developer and manufacturer of capacitor energy storage and power delivery solutions, announced the sale of an additional $6.0 million in aggregate principal amount of its 5.50% convertible senior notes due 2022 (the “additional notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the initial purchaser’s exercise of their option to purchase additional notes. The sale of the additional notes settled on October 11, 2017 and the additional notes were sold on the same terms in all respects as the 5.50% convertible senior notes due 2022 previously issued on September 25, 2017 (the “base notes” and, together with the additional notes, the “notes”). Maxwell has issued a total of $46.0 million aggregate principal amount of the notes.

The aggregate proceeds from the offering, net of fees and estimated offering expenses payable by Maxwell, are approximately $43.0 million (including the previously announced net proceeds of approximately $37.4 million from the sale of the base notes). Maxwell intends to use the net proceeds from the offering for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses.

Neither the additional notes nor any shares of Maxwell’s common stock issuable upon conversion of the notes have been or are expected to be registered under the Securities Act or under any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the notes or any shares of Maxwell common stock issuable upon conversion of the notes, nor shall there be any sale of the notes or such shares, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.
About Maxwell Technologies
Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. For more information, visit www.maxwell.com.
Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties such as those, among others, relating to Maxwell’s expectations regarding Maxwell’s use of proceeds. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with market conditions as well as risks and uncertainties associated with Maxwell’s business and finances in general. For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Maxwell’s SEC filings, including, but not limited to, the annual report on Form 10-K and quarterly reports on Form 10-Q. Forward-looking statements speak only as of the date the statements are made and are based on information available to Maxwell at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Maxwell undertakes no duty to update any forward-looking statement to reflect actual results or changes in Maxwell's expectations.
Investor Contact: Soohwan Kim, CFA, The Blueshirt Group, +1 (858) 503-3368, ir@maxwell.com